Immediate Release

Media Contact:
Jeff Bellows, Managing Director, public relations
(US+) 1-617-897-0350 or jeff.bellows@resources-us.com

Analyst Contact:
Nate Franke, Chief Financial Officer
(US+) 1-714-430-6500 or nate.franke@resources-us.com

Resources Connection, Inc. Announces Management Change

IRVINE, Calif., July 23, 2009 – The Board of Directors (the “Board”) of Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals (“Resources”) – accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced that, at the request of the Board, Thomas D. Christopoul has resigned from his positions as the Company's President & Chief Executive Officer and as a member of the Board of Directors, effective immediately.  Mr. Christopoul will pursue other interests outside of Resources.  Concurrently, the Board has reappointed Donald B. Murray, the Company’s founder and current Executive Chairman, as Chief Executive Officer.  Mr. Murray will also continue to serve as the Chairperson of the Board.  Mr. Murray previously served as the Company’s President and Chief Executive Officer from June 1996 through May 31, 2008.

Lead Independent Director, A. Robert Pisano, stated: "We are fortunate to be able to transition executive responsibility smoothly back to Don.  He is the visionary for our business model.  As we focus all of our efforts on a return to profitability, we will be well served by his leadership.”

Mr. Murray added: "I return to the position of Chief Executive Officer with more passion for our business model than ever.  I intend to work with the management team to sharpen our focus on clients, responding to their needs, and getting our consultants busy.  Despite the difficulties stemming from the global economic environment, I remain convinced by the relevancy of our business model and our ability to assist our clients in a meaningful way as we round the corners of stabilization and recovery.”

Mr. Pisano noted: “Don and the Board would like to thank Tom for his contributions and service to the Company as an Independent Board Member and for his service as Chief Executive.  We wish him well in his future endeavors.”

Mr. Christopoul added:  “I am truly grateful to Don, the Board and all of my distinguished colleagues at Resources for the opportunity to serve such a fine Company.  I wish the organization nothing but great success now and in the future.”

Resources will hold an investor conference call on Friday, July 24, 2009, at 8:00 am EDT.  The dial-in number for the conference call will be: 877-419-6592. No password is required; simply ask for the Resources Global Professionals conference call.

The conference call will be broadcast in simultaneous listen-only mode on the Resources Global Professionals website at http://ir.resourcesglobal.com/events.cfm. A digital replay of the conference call will also be available through July 31, 2009 at: 888-203-1112. The password for the replay is: 6354654. The call will also be archived on the Resources Global Professionals website for 30 days.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,800 professionals, from more than 80 practice offices, annually serving 2,100 clients around the world.

Headquartered in Irvine, California, Resources Global has served 84 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange’s highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  In this press release, such statements include return to profitability and the relevancy of our business model and ability to assist clients in a meaningful way.  Such statements and all phases of Resources Connection’s operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113).  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Resources Connection’s, and its industry’s, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  The Company undertakes no obligation to update the forward-looking statements in this press release.
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